Exhibit 99.1

Copano Energy, L.L.C.	NEWS RELEASE

Contacts:	Carl A. Luna, SVP and CFO
Copano Energy, L.L.C.
713-621-9547

Jack Lascar / jlascar@drg-e.com
Anne Pearson / apearson@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY ANNOUNCES PRICING OF UPSIZED
PUBLIC OFFERING OF COMMON UNITS
     HOUSTON, March 3, 2010 — Copano Energy, L.L.C. (NASDAQ: CPNO) today announced that it has priced an upsized public offering of 6,475,000 common units representing limited liability company interests at $23.10 per common unit. The offering is scheduled to close on March 8, 2010. The underwriters have been granted a 30-day option to purchase up to 971,250 additional common units.
     Copano intends to use the net proceeds from the offering to repay a portion of the outstanding indebtedness under its revolving credit facility and expects to use the increased borrowing capacity as needed for capital projects, acquisitions, hedging, working capital and general corporate purposes.
     Morgan Stanley, BofA Merrill Lynch and Wells Fargo Securities are acting as joint book-running managers of the offering. Barclays Capital, J.P. Morgan, RBC Capital Markets and Ladenburg Thalmann & Co. Inc. are acting as co-managing underwriters of the offering. A copy of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from any of the underwriters, including:
Morgan Stanley & Co. Incorporated
Attn: Prospectus Department
180 Varick Street
New York, NY 10014
Email: prospectus@morganstanley.com
Telephone: (866) 718-1649
BofA Merrill Lynch
Attn: Preliminary Prospectus Department
4 World Financial Center
New York, NY 10080
Email: Prospectus.Requests@ml.com

Wells Fargo Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, NY 10152
Email: equity.syndicate@wachovia.com
Telephone: 800-326-5897
     You may also obtain these documents for free when they are available by visiting the Securities and Exchange Commission’s web site at www.sec.gov.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by Copano with the Securities and Exchange Commission.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.
     This press release may include “forward-looking statements,” as defined by the Securities and Exchange Commission. Statements that are not historical facts and instead address activities, events or developments that Copano believes will or may occur in the future are forward-looking statements, including statements regarding Copano’s plans to complete an offering of common units. These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond Copano’s control. These risks and uncertainties include market conditions, the volatility of prices and market demand for natural gas and natural gas liquids; Copano’s ability to continue to obtain new sources of natural gas supply; the ability of key producers to continue to drill and successfully complete and attach new natural gas supplies; Copano’s ability to retain its key customers; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s filings with the Securities and Exchange Commission. Copano undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.